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                                                                     EXHIBIT 4.1

                          EXH. 4.1 STOCK CERTIFICATE

                                 [certificate]

                                   [design]

                                    [logo]

            NUMBER  ISE LABS INC.-Registered Trademark-     SHARES
            INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

           This Certifies that                     CUSIP 450173 10 9
                               -------------------

           is the record holder of
                                   ---------------------------------

        FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.001 PAR VALUE OF

                     ISE LABS, INC.-Registered Trademark-

        Transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
        WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                    [SEAL]

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TRANSFER AGENT                  AUTHORIZED SIGNATURE       PRESIDENT


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                                SECRETARY